UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Norfolk Southern Corporation

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FOR IMMEDIATE RELEASE

Norfolk Southern highlights strengths of its highly qualified board

Urges shareholders to vote “FOR” ONLY Norfolk Southern’s nominees on the WHITE proxy card today

ATLANTA, March 26, 2024 – Norfolk Southern Corporation (NYSE: NSC) today issued the following statement highlighting the strength of its board of directors and its track record of thoughtful refreshment:

Norfolk Southern’s board is composed of industry leaders with the specific skills needed to oversee our strategy, drive sustainable value, and hold management accountable. Our board members have significant, complementary, and diverse expertise, including rail transportation, operations, finance, regulatory and governmental relations, safety, sustainability, cybersecurity, and other relevant skills to continue the board’s effective, independent oversight.

The board embraces change and feedback from investors to ensure alignment with shareholders’ best interests. Indeed, the board has led a thoughtful and comprehensive refreshment process to ensure it is best positioned to hold management accountable and deliver results for shareholders. This includes appointing six new directors in the past five years. The board most recently nominated Richard Anderson, former CEO of Delta and Amtrak, and Mary Kathryn “Heidi” Heitkamp, former U.S. Senator and rail safety advocate.

As a result of its ongoing refreshment process, Norfolk Southern has assembled a board comprising leaders who represent the best of their respective industries:

•	Admiral Philip Davidson (retired four-star Admiral in the U.S. Navy);

•	Francesca DeBiase (former EVP and global chief supply chain officer at McDonald’s Corporation);

•	Marcela Donadio (former audit partner and Americas Oil and Gas sector leader at Ernst & Young);

•	John Huffard, Jr. (seasoned technology and cybersecurity executive with over two decades of experience as co-founder of Tenable Holdings, Inc.);

•	Christopher Jones (former corporate VP and president of the technology services sector of Northrop Grumman Corporation);

•	Colm Kelleher (Chairman of the Board of UBS Group AG and former president of Morgan Stanley);

•	Amy Miles, independent chair of the board (former CEO of Regal Entertainment Group);

•	Claude Mongeau (renowned railroad executive and former CEO of Canadian National);

•	Jennifer Scanlon (current CEO of UL Solutions Inc., a leading global safety science organization, and former CEO of USG Corporation);

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•	Alan Shaw (Norfolk Southern’s president and CEO responsible for developing and implementing our balanced strategy, and who previously served as EVP and CMO and VP, Intermodal Operations); and

•	John Thompson (former senior executive and director at multiple customer-facing publicly traded companies, including Best Buy Co., Inc.).

It is this cohort of extremely talented and experienced directors that Ancora would have shareholders dismantle and replace with inferior nominees who the board has determined lack the necessary qualifications to serve on the board. They are being put forward solely as part of Ancora’s campaign to remove management and take control of the board to implement Ancora’s ill-conceived and reckless strategy. Ancora’s attempt is not only unwarranted, it would introduce significant risk to our strategy and result in value destruction for our shareholders.

Your Vote is Important

We strongly urge you vote for the entire slate of 13 highly qualified and experienced Norfolk Southern director nominees. Your vote is extremely important, no matter how many shares you own. Please use the enclosed WHITE proxy card to vote ONLY FOR Norfolk Southern’s 13 nominees today.

Please simply DISCARD any Blue proxy card you may receive from Ancora. If you inadvertently voted using a Blue proxy card, you may cancel that vote simply by voting again TODAY using the Company’s WHITE proxy card. Only your latest-dated vote will count!

In the coming weeks, Norfolk Southern will continue to provide updates on how our strategy can deliver substantial incremental shareholder value. We encourage you to visit VoteNorfolkSouthern.com to learn more.

If you have any questions or require any assistance with respect to voting your shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call:

1 (877) 750-9496 (toll-free from the U.S. and Canada)

+1 (412) 232-3651 (from other countries)

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About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a customer-centric and operations-driven freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver more than 7 million carloads annually, from agriculture to consumer goods, and Norfolk Southern originates more automotive traffic than any other Class I Railroad. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country’s population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports in the Gulf of Mexico and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

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Media Inquiries:

Media Relations

Investor Inquiries:

Luke Nichols, 470-867-4807

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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